Exhibit 4.2

Certificate No.

         Incorporated under the Laws of the State of Delaware

         Shares

    CXXX

         - XXX,XXX -

ONLINE - REDEFINED, INC.

TOTAL AUTHORIZED SHARE ISSUE 21,000,000 SHARES

CONSISTING OF

20,000,000 SHARES PAR VALUE $.0001 COMMON STOCK

1,000,000 SHARES PAR VALUE $.0001 PREFERRED STOCK

This is to Certify that                             - Specimen  -                                                          is the owner of

                                                                - XXXXXXXXXX (XXX,XXX) -

 Fully paid and non- assessable shares of the Common Stock of Online - Redefined, Inc.

transferable on the books of the Corporation by the holder in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the signatures of its duly authorized officers.

Dated:

Corporate Seal

     Secretary                                                                                                                  President

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COM   - as tenants in common                                                     UNIF TRANSFERS MIN ACT - _______ Custodian _________

TEN ENT    - as tenants by the entirety                                                                                                      (Cust.)                      (Minor)

JTWROS    - as Joint tenants with right of survivorship                        Under Uniform Gifts to Minors Act ____________________

                                                                                                                                                                                     (State)

Additional abbreviations may also be used though not on the above list

For value received                   hereby sell, assign and transfer unto

                                  (Please insert social security number, I.D. Number of Transferee)

     ( Please print name and address of transferee)

                      shares represented by this certificate and hereby do irrevocably appoint attorney to transfer the said shares on the books of the corporation with full power of substitution in the premises.

Dated

   (Signature)                                                                     (Second Signature, if applicable)

In presence of